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                                                                    EXHIBIT 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Trustees
The Rouse Company Incentive Compensation Statutory Trust and
The Board of Directors
The Rouse Company


  We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707
and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and
333-32277) and Form S-4 (File No. 333-01693) of our report dated February 24, 2000, relating to the combined consolidated financial statements and related schedules of Real Estate Ventures owned by The Rouse Company Incentive Compensation Statutory Trust and The Rouse Company as of December 31, 1999 and 1998, which report appears in the Annual Report on Form 10-K of The Rouse Company for the year ended December 31, 1999.


                                 KPMG LLP

Baltimore Maryland
March 30, 2000